SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 26, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 26, 2005, Discovery Laboratories, Inc. (“Discovery”) entered into a Common Stock Purchase Agreement (the “Agreement”) with Laboratorios Del Dr. Esteve, S.A. (“Esteve”) whereby Discovery will issue to Esteve 650,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $6.88, for an aggregate purchase price of $4,472,000 (the “Transaction”). The Shares are expected to be delivered to the purchaser at the closing on or about October 31, 2005. The closing is subject to customary closing conditions.

The offer and sale of the Shares is being made under the registration statement on Form S-3 MEF (File No. 333-122887) (the “Additional Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2005 pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), whereby Discovery registered an additional 1,468,592 shares of Common Stock in connection with Discovery’s shelf registration statement on Form S-3 (File No. 333-111360) (the “Shelf Registration Statement”) filed with the SEC on December 19, 2003, relating to the possible sale from time to time of up to 6,500,000 shares of Common Stock. The Shelf Registration Statement was declared effective by the SEC on January 7, 2004 and the Additional Registration Statement became effective upon filing with the SEC on February 17, 2005. In April 2004, the Company completed an underwritten public offering of 2,200,000 shares of Common Stock, which shares had been registered under the Shelf Registration Statement. In February 2005, the Company completed two registered direct offerings of an aggregate of 5,060,000 shares of Common Stock, which shares had been registered under both the Shelf Registration Statement and the Additional Registration Statement. In the Transaction, the Shares will be issued to Esteve from the 708,592 shares of Common Stock remaining available for offer and sale under the Additional Registration Statement.

Discovery has not incurred any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction. Esteve is the beneficial owner of a significant amount of shares of Common Stock. Antonio Esteve, Ph.D., President of Esteve, serves as a member of Discovery’s Board of Directors. Accordingly, Esteve may be deemed to be an “affiliate” of the Company, as defined in the Securities Act.

Discovery intends to use the proceeds from the Transaction for working capital and general corporate purposes, including supporting the continued development of fully-integrated biotechnology business capabilities and the further development of its Surfactant Replacement Therapy pipeline.

The description of the terms and conditions of the Agreement and the rights and obligations of the Company and Esteve in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the Agreement, a form of which is attached hereto as Exhibit 10.1.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits:

10.1	Common Stock Purchase Agreement, dated October 26, 2005, between Discovery Laboratories, Inc. and Laboratorios Del Dr. Esteve, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Discovery Laboratories, Inc.

                                By:  /s/ Robert J. Capetola
                                Name: Robert J. Capetola, Ph.D.
                                Title: President and Chief Executive Officer

Date: October 27, 2005